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EXHIBIT 10.40

Execution copy

AMENDMENT NO. 1

    AMENDMENT NO. 1 dated as of October 30, 2000 to the Credit Agreement referred to below, between BIRCH TELECOM, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); BIRCH TELECOM fINANCE, INC., a Delaware corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

    The Company, the Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of February 2, 2000 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an original aggregate principal or face amount not exceeding $125,000,000. The Borrower, the Company, the Subsidiary Guarantors, the Lenders and the Administrative Agent wish to increase the aggregate amount of the Commitments under the Existing Credit Agreement from $125,000,000 to $195,000,000, and to amend the Existing Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

    Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

    Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 4 of this Amendment No. 1, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

      2.1. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

      2.2.  Definitions.  Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

        "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (i) the amount of such Lender's Term Loan Commitment then in effect or, if the Term Loan Commitments have been terminated, the aggregate then unpaid principal amount of such Lender's Term Loans, (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding and (iii) the amount of such Lender's Incremental Term Loan Commitment, if any, then in effect or, if such Incremental Term Loan Commitment has been terminated, the amount of such Lender's Incremental Loans then outstanding.

        "Amendment No. 1": Amendment No. 1 dated as of October 30, 2000 to this Agreement.

        "Amendment No. 1 Effective Date": the effective date of Amendment No. 1.

        "Amendment No. 1 Lender Addendum": with respect to any Lender which is increasing its Revolving Credit Commitment and/or agreeing to a Tranche A-1 Term Loan Commitment as of the Amendment No. 1 Effective Date, a Lender Addendum, substantially in the form of

    Exhibit H (with such changes thereto as the Administrative Agent shall require), to be executed and delivered by such Lender pursuant to Section 4.1 of Amendment No. 1.

        "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

        "Class": when used in reference to any Loans, refers to whether such Loan is a Tranche A Term Loan, a Tranche A-1 Term Loan, a Revolving Credit Loan, a Swing Line Loan or an Incremental Term Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, a Revolving Credit Commitment or an Incremental Term Loan Facility.

        "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility"), (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility") and (c) the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder (if any) (the "Incremental Term Loan Facility").

        "Incremental Term Loan": as defined in Section 2.25(b).

        "Incremental Term Loan Activation Date": the date designated as such in the Incremental Term Loan Activation Notice.

        "Incremental Term Loan Activation Notice": a notice substantially in the form of Exhibit J.

        "Incremental Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make one or more Incremental Term Loans on and after the relevant Incremental Term Loan Activation Date in an aggregate principal amount not to exceed the amount specified in the related Incremental Term Loan Activation Notice under the heading "Incremental Term Loan Commitment" or in the Assignment and Acceptance pursuant to which such Lender became a party hereto. The aggregate principal amount of the Incremental Term Loan Commitments and the Incremental Term Loans as of the Amendment No. 1 Effective Date is zero. The maximum principal amount of Incremental Term Loans that may be made hereunder is $100,000,000.

        "Incremental Term Loan Commitment Period": as defined in Section 2.25(a).

        "Incremental Term Loan Commitment Termination Date": December 31, 2001.

        "Incremental Term Loan Facility": as defined in the definition of "Facility" in this Section.

        "Incremental Term Loan Lender": each Lender which has an Incremental Term Loan Commitment or is the holder of an Incremental Term Loan.

        "Incremental Term Note": any Note evidencing a Lender's Term Loan Commitment and Term Loans of any Class, substantially in the form of Exhibit F-4.

        "Issuing Lender": any Lender who consents to be designated as such by the Administrative Agent and the Borrower, in its capacity as issuer of any Letter of Credit.

        "L/C Commitment": $10,000,000.

        "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

        "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2A.5.

        "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

        "Letters of Credit": as defined in Section 2A.1.

        "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2A.5 for amounts drawn under Letters of Credit.

        "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or the Incremental Term Loans or reduce the Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

        "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the Term Loan Commitments then in effect or, if the Term Loan Commitments have been terminated, the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (iii) the Incremental Term Loan Commitments (if any) then in effect, or if such Incremental Term Loan Commitments have been terminated, the aggregate unpaid amount of the Incremental Term Loans then outstanding (if any).

        "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule I to the Lender Addendum (or the Amendment No. 1 Lender Addendum, as the case may be) delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments is $50,000,000 as of the Amendment No. 1 Effective Date.

        "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Term Loans and the Incremental Term Loans shall be paid in full.

        "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

        "Stage 1": the period prior to September 30, 2002.

        "Stage 2": the period from and after September 30, 2002.

        "Term Loan Commitments": the collective reference to (a) the Term Loan Commitments under (and as defined in) this Agreement (as in effect immediately prior to the Amendment No. 1 Effective Date) in an original aggregate principal amount of $100,000,000 and (b) the Tranche A-1 Term Loan Commitments.

        "Term Loans": the collective reference to (a) the term loans made pursuant to Section 2.1(a) hereof (as in effect immediately prior to the Amendment No. 1 Effective Date) and outstanding on the Amendment No. 1 Effective Date and (b) the Tranche A-1 Term Loans.

        "Tranche A Term Loans": as defined in Section 2.1(a).

        "Tranche A-1 Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make or continue one or more Tranche A-1 Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A-1 Term Loan Commitment" opposite such Lender's name on Schedule I to the Amendment No. 1 Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of the Tranche A-1 Term Loan Commitments is $45,000,000 as of the Amendment No. 1 Effective Date.

        "Tranche A-1 Term Loan Commitment Period": the period from and including the Amendment No. 1 Effective Date to the Tranche A-1 Term Loan Commitment Termination Date.

        "Tranche A-1 Term Loan Commitment Termination Date": October 5, 2001.

        "Tranche A-1 Term Loans": as defined in Section 2.1(a).

      2.3. The definition of "Consolidated EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (h) thereof and inserting, immediately after the words "acquisitions permitted under Section 6.7(j)" appearing therein, the word "and" and a new clause (i) to read as follows:

        "(i) any charges reflecting costs or expenses in an aggregate amount of up to but not exceeding $1,500,000 incurred in the year 2000 in connection with the proposed initial public offering of equity securities in the Company"

      2.4. The definition of "Excess Cash Flow" in Section 1.01 of the Credit Agreement is hereby amended by inserting, immediately following each reference to the "Term Loans" in clauses (b)(iii) and (b)(iv) thereof, the words "and the Incremental Term Loans".

      2.5. The definition of "Facility Usage" in Section 1.01 of the Credit Agreement is hereby amended by inserting, immediately before each reference to the "Term Loan Commitment Termination Date" thereof, the words "Tranche A-1".

      2.6. The definition of "Obligations" in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the words "Reimbursement Obligations and" immediately before the words "interest accruing" appearing therein and (ii) inserting the words "the Letters of Credit," immediately before the words "any Hedge Agreement" appearing therein.

      2.7. Term Loan Commitments.  Section 2.1 of the Credit Agreement is hereby amended as follows:

        A.  Section 2.1(a) is hereby amended in its entirety to read as follows:

          "(a) Subject to the terms and conditions hereof, each Term Loan Lender which has a Tranche A-1 Term Loan Commitment severally agrees to make term loans to the Borrower during the Tranche A-1 Term Loan Commitment Period in an aggregate principal amount not exceeding such Tranche A-1 Term Loan Commitment (the "Tranche A-1 Term Loans"). The Term Loans (including the Tranche A-1 Term Loans) may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13."

        B.  Section 2.1(b) is hereby amended by inserting the words "Tranche A-1" immediately before the words "Term Loan Commitment Termination Date" appearing therein.

      2.8.  Repayment of Term Loans.  Section 2.3 of the Credit Agreement is hereby amended by inserting the words "Tranche A-1" immediately before the words "Term Loan Commitment Termination Date" appearing therein.

      2.9. Section 2.4(a) of the Credit Agreement is hereby amended by inserting, immediately before the words "the aggregate principal amount" appearing in the first sentence thereof, the words "the sum of (i) the L/C Obligations then outstanding and (ii)"

      2.10.  Revolving Credit Commitments.  Section 2.4(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(c) The Total Revolving Credit Commitments shall be automatically reduced on each Commitment Reduction Date specified below in an aggregate amount equal to the percentage set forth below opposite such day:

Commitment Reduction Date Falling on or Nearest to:	Commitment Reduction Percentage
March 31, 2003	2.5%
June 30, 2003	2.5%
September 30, 2003	2.5%
December 31, 2003	2.5%
March 31, 2004	2.5%
June 30, 2004	2.5%
September 30, 2004	2.5%
December 31, 2004	2.5%
March 31, 2005	2.5%
June 30, 2005	2.5%
September 30, 2005	2.5%
December 31, 2005	2.5%
March 31, 2006	17.5%
June 30, 2006	17.5%
September 30, 2006	17.5%
December 31, 2006	17.5%

    ; provided that if upon any date after giving effect to such reduction the Total Revolving Extensions of Credit shall exceed the amount of the Total Revolving Credit Commitments as so reduced, the Borrowers shall prepay Revolving Credit Loans and/or Swing Line Loans, if any, to the extent of such excess (such prepayment to be applied, first, to Base Rate Loans and, second, on Eurodollar Loans).

      2.11.  Commitment Fees, etc.  Section 2.9(a) of the Credit Agreement is hereby amended by replacing the words "(in the case of the Term Lenders) the Term Loan Commitment Termination Date" with the following: "(in the case of the Term Lenders holding Tranche A-1 Term Loan Commitments) the Tranche A-1 Term Loan Commitment Termination Date".

      2.12.  Optional Prepayments.  The penultimate sentence of Section 2.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "Partial prepayments of Revolving Credit Loans, Term Loans and the Incremental Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof."

      2.13.  Mandatory Prepayments.  Section 2.12 of the Credit Agreement is hereby amended as follows:

        A.  Section 2.12(a) is hereby amended by inserting the words "and the Incremental Term Loans" immediately after the words "Term Loans" appearing therein.

        B.  Section 2.12(b) is hereby amended by inserting the words "and the Incremental Term Loans" immediately after the words "Term Loans" appearing therein.

        C.  Section 2.12(c) is hereby amended in its entirety to read as follows:

          "(c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to reduce permanently the unused portion (if any) of Term Loan Commitments, second, to the prepayment of the Term Loans and the Incremental Term Loans and, third, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced; provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid."

      2.14. Section 2.15(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(a) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment)."

      2.15.  Pro Rata Treatment and Payments.  Section 2.18 of the Credit Agreement is hereby amended as follows:

        A.  Section 2.18(a) is hereby amended by (i) inserting the terms ", and each payment in respect of Reimbursement Obligations," immediately after the words "fees payable hereunder" appearing therein and (ii) by adding the following language at the end thereof:

          "Notwithstanding anything herein to the contrary, any borrowing in respect of an Incremental Term Loan Commitment of any Incremental Term Loan Lender shall be made only from such Incremental Term Loan Lender and any payment in respect of principal of any Incremental Term Loan held by any Incremental Term Loan Lender (including principal, interest, commitment fee or other amounts) shall be applied only to the obligations of such Incremental Term Loan Lender in respect of such Incremental Term Loan."

        B.  Section 2.18(b) is hereby amended in its entirety to read as follows:

          "(b) Each optional prepayment pursuant to Section 2.11 to be applied to the Term Loans and the Incremental Term Loans shall be allocated between the Term Loan Facility and the Incremental Term Loan Facility pro rata according to the respective outstanding principal amounts of Loans under such Facilities, and shall be applied to the installments of such Loans pro rata based on the remaining outstanding principal amount of such installments."

        C.  Section 2.18(c) is hereby amended in its entirety to read as follows:

          "(c) Each mandatory prepayment to be applied to the Term Loans and the Incremental Term Loans pursuant to Section 2.12 shall be allocated between the Term Loan Facility and the Incremental Term Loan Facility pro rata according to the respective outstanding principal amounts of Loans under such Facilities and shall be applied to the installments of such Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans and the Incremental Term Loan Facility may not be reborrowed.

      2.16.Section 2.19 of the Credit Agreement is hereby amended as follows:

        A.  Section 2.19(a)(i) is hereby amended by inserting the terms ", any Letter of Credit, any Application" immediately after the words "with respect to this Agreement" appearing therein.

        B.  The penultimate sentence of Section 2.19(a) is hereby amended by inserting the words "or issuing or participating in Letters of Credit" immediately after the words "maintaining Eurodollar Loans" appearing therein.

        C.  Section 2.19(b) is hereby amended by inserting the words "or under or in respect of any Letter of Credit" immediately after the words "its obligations hereunder" appearing therein.

      2.17.  Incremental Loans.  A new Section 2.25 is hereby added to the Credit Agreement to read as follows:

        "2.25  Incremental Loans.  (a) The Borrower and any Lender (including any Person that was not theretofore a Lender selected by the Borrower and reasonably satisfactory to the Administrative Agent (each a "New Lender")) may, at any time during the period from and including the Amendment No. 1 Effective Date to the Incremental Term Loan Commitment Termination Date, agree that such Lender shall become an Incremental Term Lender by executing and delivering to the Administrative Agent an Incremental Term Loan Activation

    Notice specifying (i) the respective Incremental Term Loan Commitment of such Lender, (ii) the Incremental Term Loan Activation Date, (iii) the rate of commitment fee, if any, payable by the Borrower in respect of such Incremental Term Loan Commitment, (iv) the Applicable Margin that will apply to the Incremental Term Loans made under such Incremental Term Loan Commitment, (v) the period of availability of such Incremental Term Loan Commitment (which shall in no event end later than the Incremental Term Loan Commitment Termination Date) (the "Incremental Term Loan Commitment Period") and (vi) the principal installments (if any) payable in respect of any Incremental Term Loans made thereunder and the final maturity date of such Incremental Loans, which shall be scheduled to be paid only on dates that are also Principal Payment Dates; provided that, with respect to each Incremental Term Loan Commitment and Incremental Term Loan, the terms referred to in (iii) through (vi) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld). Upon execution and delivery of such Incremental Term Loan Activation Notice (and the consent of the Administrative Agent thereto, to the extent required by the proviso to the immediately preceding sentence) such Lender shall have an Incremental Term Loan Commitment in the amount specified therein and, in the case of any New Lender, shall be a "Lender" party to this Agreement and, to the extent provided in such Incremental Term Loan Activation Notice, have the rights and obligations of a Lender hereunder.

        (b) Subject to the terms and conditions hereof, each Incremental Term Loan Lender severally agrees to make term loans (the "Incremental Term Loans") to the Borrower during the relevant Incremental Term Loan Commitment Period in an aggregate amount not exceeding the amount of the Incremental Term Loan Commitment of such Lender. In addition, the Incremental Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.25(d) and 2.13.

        (c) Any unused portion of any Incremental Term loan Commitment shall automatically terminate at 5:00 p.m. (New York City time) on the Incremental Term Loan Commitment Termination Date.

        (d) The Borrower may borrow under any Incremental Term Loan Commitment from the relevant Incremental Term Loan Lender during the relevant Incremental Term Loan Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (by delivering to the Administrative Agent a Notice of Borrowing, which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the identity of the Incremental Term Lender, (ii) the amount and Type of Incremental Term Loans to be borrowed, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing under the Incremental Term Loan Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then unused amount of such Incremental Term Loan Commitment is less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice the Administrative Agent shall promptly notify the relevant Incremental Term Loan Lender thereof. Such Incremental Term Lender will make the amount of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Officer prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.

    Such borrowing will then be made available to the Borrower, upon its instructions, by the Administrative Agent in like funds as received by the Administrative Agent.

        (e) The Incremental Term Loan(s) of each Incremental Term Loan Lender shall be repaid in such number of quarterly installments and/or on such final maturity date, as shall be specified in the relevant Incremental Term Loan Activation Notice; provided that in no event shall the percentage of the original principal amount of such Incremental Term Loan payable on any Principal Payment Date exceed the percentage set forth below opposite such date:

Principal Payment Date Falling on or Nearest to	Percentage
March 31, 2003	2.5%
June 30, 2003	2.5%
September 30, 2003	2.5%
December 31, 2003	2.5%
March 31, 2004	5.0%
June 30, 2004	5.0%
September 30, 2004	5.0%
December 31, 2004	5.0%
March 31, 2005	7.5%
June 30, 2005	7.5%
September 30, 2005	7.5%
December 31, 2005	7.5%
March 31, 2006	10.0%
June 30, 2006	10.0%
September 30, 2006	10.0%
December 31, 2006	10.0%

        Notwithstanding anything herein to the contrary, no scheduled principal payments in respect of any Incremental Term Loan may be made prior to March 31, 2003.

        (f)  Nothing in this Agreement shall be construed to obligate any Lender to provide any Incremental Term Loan Commitment."

      2.18. A new SECTION 2A entitled "LETTERS OF CREDIT" is hereby added to the Credit Agreement to read as follows:

        "2A.1  L/C Commitment.  Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 2A.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary Guarantor on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Commitments as to the Revolving Credit Lenders would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above)."

        2A.2  Procedure for Issuance of Letter of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

        2A.3  Fees and Other Charges.  (a) The Borrower will pay a fee in respect of all outstanding Letters of Credit on the aggregate drawable amount of all such outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, in each case shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit of 0.25% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

        (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender, on demand, for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

        2A.4  L/C Participations.  (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/ C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

        (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2A.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2A.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

        (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2A.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

        2A.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 7(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 2A.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

        2A.6  Obligations Absolute.  The Borrower's obligations under this Section 2A shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2A.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing

    Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

        2A.7  Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

        2A.8  Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2A, the provisions of this Section 2A shall apply.

        2A.9  Amendments and Waivers.  The consent of the Issuing Lender shall be required to (i) forgive any principal amount or extend the final scheduled date of maturity of any Reimbursement Obligation, extend the expiration of any Letter of Credit beyond the Revolving Credit Termination Date, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) amend, modify or waive any provision of this Section 2A."

      2.19.  The introductory sentence to Section 3 of the Credit Agreement is hereby amended by inserting the words "and issue or participate in the Letters of Credit" immediately after the word "Loans" appearing therein.

      2.20.  Section 3.5 of the Credit Agreement is hereby amended by inserting the terms ", the issuance of Letters of Credit," immediately after the words "the other Credit Documents" appearing therein.

      2.21.  Purpose of Loans.  Section 3.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "3.15  Purpose of Loans.  The proceeds of the Term Loans, the Revolving Extensions of Credit and the Incremental Loans shall be used to finance or reimburse the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of telecommunications equipment, inventory and/or network assets and back office systems for the business of the Subsidiaries of the Company and for purposes reasonably related thereto. The proceeds of the Revolving Extensions of Credit shall also be used to finance the general corporate purposes of the Subsidiaries of the Company."

      2.22.  The last sentence of Section 4.2 of the Credit Agreement is hereby amended by inserting the words "and issuance of a Letter of Credit on behalf of" after the words "Each borrowing by" appearing therein.

      2.23.  Conditions to Each Term Loan and Each Incremental Loan.  Section 4.3 of the Credit Agreement is hereby amended in its entirety as follows:

        "4.3  Conditions to Each Incremental Term Loan.  The obligations of each Incremental Term Loan Lender to make an Incremental Term Loan requested to be made by it pursuant to its Incremental Term Loan Commitment on any date, are subject to the satisfaction of the conditions precedent that on or prior to the date of such Incremental Term Loan:

          (a) The Company shall have received at least $105,000,000 in cash from the issuance of equity of the Company after the Amendment No. 1 Effective Date.

          (b) The Tranche A-1 Term Loans in an aggregate principal amount of $45,000,000 shall have been made."

      2.24.  The introductory sentence to Section 5 of the Credit Agreement is hereby amended by inserting the terms ", any Letter of Credit remains outstanding" immediately after the words "Commitments remain in effect" appearing therein.

      2.25.  The introductory sentence to Section 6 of the Credit Agreement is hereby amended by inserting the terms ", any Letter of Credit remains outstanding" immediately after the words "Commitments remain in effect" appearing therein.

      2.26.  Financial Condition Covenants.  Section 6.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "6.1  Financial Condition Covenants.

        I.  Stage 1 Financial Covenants.  During Stage 1:

        (a)  Revenues.  Permit the Revenues for any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Revenues
September 30, 2000	$27,200,000
December 31, 2000	$33,300,000
March 31, 2001	$38,000,000
June 30, 2001	$43,400,000
September 30, 2001	$47,700,000
December 31, 2001	$55,800,000
March 31, 2002	$63,000,000
June 30, 2002	$71,900,000

        (b)  Consolidated EBITDA.  Permit Consolidated EBITDA for any fiscal quarter set forth below to be less than the amount (or, if the amount specified below is a negative number, to be greater than such amount) set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	EBITDA
September 30, 2000	$(31,500,000)
December 31, 2000	$(34,500,000)
March 31, 2001	$(33,500,000)
June, 30, 2001	$(16,000,000)
September 30, 2001	$(12,000,000)
December 31, 2001	$(8,000,000)
March 31, 2002	$(3,500,000)
June, 30, 2002	$1,000,000

        (c)  Lines.  Permit the aggregate number of Lines as at the last day of any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Number of Lines
September 30, 2000	180,600
December 31, 2000	222,000
March 31, 2001	264,000
June, 30, 2001	310,000
September 30, 2001	340,000
December 31, 2001	390,000
March 31, 2002	440,000
June, 30, 2002	490,000

        (d)  Senior Secured Debt to Total Capitalization Ratio.  Permit, as at the last day of any fiscal quarter ending during Stage 1, the ratio of (a) Senior Secured Debt on such day to (b) Total Capitalization on such day to exceed 0.50 to 1.

        II.  Stage 2 Financial Covenants.  During Stage 2:

        (a)  Senior Leverage Ratio.  Permit the Senior Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Senior Leverage Ratio
September 30, 2002	6.0 to 1
December 31, 2002	5.0 to 1
March 31, 2003	4.0 to 1
June 30, 2003	4.0 to 1
September 30, 2003	3.5 to 1
December 31, 2003	3.0 to 1
March 31, 2004	2.5 to 1
June 30, 2004	2.0 to 1
September 30, 2004	2.0 to 1
December 31, 2004	2.0 to 1
March 31, 2005	2.0 to 1
June 30, 2005	2.0 to 1
September 30, 2005	2.0 to 1
December 31, 2005	2.0 to 1
March 31, 2006	2.0 to 1
June 30, 2006	2.0 to 1
September 30, 2006	2.0 to 1
December 31, 2006	2.0 to 1

        (b)  Total Leverage Ratio.  Permit the Total Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Total Leverage Ratio
September 30, 2002	9.0 to 1
December 31, 2002	9.0 to 1
March 31, 2003	8.0 to 1
June 30, 2003	8.0 to 1
September 30, 2003	8.0 to 1
December 31, 2003	8.0 to 1
March 31, 2004	7.0 to 1
June 30, 2004	7.0 to 1
September 30, 2004	7.0 to 1
December 31, 2004	7.0 to 1
March 31, 2005	6.0 to 1
June 30, 2005	6.0 to 1
September 30, 2005	6.0 to 1
December 31, 2005	6.0 to 1
March 31, 2006	6.0 to 1
June 30, 2006	6.0 to 1
September 30, 2006	6.0 to 1
December 31, 2006	6.0 to 1

        (c)  Interest Coverage Ratio.  Permit the Interest Coverage Ratio as at the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Interest Coverage Ratio
September 30, 2002	1.00 to 1
December 31, 2002	1.25 to 1
March 31, 2003	1.50 to 1
June 30, 2003	1.75 to 1
September 30, 2003	2.00 to 1
December 31, 2003	2.25 to 1
March 31, 2004	2.50 to 1
June 30, 2004	2.75 to 1
September 30, 2004	2.75 to 1
December 31, 2004	2.75 to 1
March 31, 2005	2.75 to 1
June 30, 2005	2.75 to 1
September 30, 2005	2.75 to 1
December 31, 2005	2.75 to 1
March 31, 2006	2.75 to 1
June 30, 2006	2.75 to 1
September 30, 2006	2.75 to 1
December 31, 2006	2.75 to 1

        (d)  Pro Forma Debt Service Coverage.  Permit the Pro Forma Debt Service Coverage Ratio as at the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Pro Forma Debt Service Coverage Ratio
December 31, 2002	1.00 to 1
March 31, 2003	1.00 to 1
June 30, 2003	1.25 to 1
September 30, 2003	1.50 to 1
December 31, 2003	1.50 to 1
March 31, 2004	1.75 to 1
June 30, 2004	2.00 to 1
September 30, 2004	2.00 to 1
December 31, 2004	2.00 to 1
March 31, 2005	2.00 to 1
June 30, 2005	2.00 to 1
September 30, 2005	2.00 to 1
December 31, 2005	2.00 to 1
March 31, 2006	2.00 to 1
June 30, 2006	2.00 to 1
September 30, 2006	2.00 to 1
December 31, 2006	2.00 to 1	"

      2.27.  Indebtedness.  Section 6.2(f) of the Credit Agreement is hereby amended by replacing the amount "$5,000,000" with "$10,000,000".

      2.28.  Limitation on Capital Expenditures.  Section 6.15 of the Credit Agreement is amended in its entirety to read as follows:

        "6.15  Limitation on Capital Expenditures.  Make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and its Subsidiaries in the ordinary course of business in an aggregate amount not exceeding (a) $120,000,000 in fiscal year 2000, (b) $60,000,000 in fiscal year 2001 and (c) for each fiscal year thereafter, the amount set forth below opposite such fiscal year:

Fiscal Year	Capital Expenditures
2002	$50,000,000
2003	$50,000,000
2004	$75,000,000
2005	$75,000,000
2006	$75,000,000

    ; provided that (i) up to 25% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, (ii) up to 25% of the amount referred to above for any fiscal year may be expended in the immediately prior fiscal year (but any amount so expended in any such prior fiscal year may not be expended in such fiscal year) and (iii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above; and provided, further, that no more than 20% of Capital Expenditures in any fiscal year may be incurred for expenditures not related to the Company's and its Subsidiaries' core CLEC switched access business as conducted as of the Closing Date and similar or related businesses. Notwithstanding the foregoing limitations, the Company and its Subsidiaries may make Capital Expenditures with (i) the proceeds of any Reinvestment Deferred Amount received in connection with a Recovery Event and (ii) the Available Amount at the time any such Capital Expenditure is made."

      2.29.  Section 7 of the Credit Agreement is hereby amended as follows:

        A.  by inserting in the portion of the sentences immediately after paragraph (k) thereof, immediately following each reference to "other Credit Documents" thereof, the parenthetical "(including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder)" and

        B.  by inserting the following new sentences at the end thereof:

        "With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto)."

      2.30.  Events of Default.  Section 7(k) of the Credit Agreement is hereby amended by inserting the word "or" immediately after the semicolon appearing at the end thereof and a new Section 7(l) is hereby added to the Credit Agreement to read as follows:

        "(l) the Company shall fail to receive aggregate cash proceeds from the issuance of additional equity of the Company after the Amendment Effective Date in an amount of at least $105,000,000 on or before July 31, 2001, of which not less than $75,000,000 of such amount shall have been received on or before March 31, 2001;"

      2.31.    The last sentence of Section 8.8 of the Credit Agreement is hereby amended by inserting the terms "and with respect to any Letter of Credit issued or participated in by it," immediately following the words "Loans made or renewed by it" appearing therein.

      2.32.  Successors and Assigns; Participations and Assignments.  Section 9.6(e) of the Credit Agreement is amended in its entirety to read as follows:

        "(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to LCPI or any of its Affiliates or (z) in the case of an Assignee which is already a Lender or is an Affiliate of a Lender (including, without limitation in the case of any Lender that is an investment fund which is regularly engaged in making, purchasing or investing in loans or securities, any other such fund which is under common (or affiliated) management with such Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Notes and/or Incremental Term Loan Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Notes and/or Incremental Term Loan Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or Term Commitment or Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Commitment or Term Loans, and/or the Incremental Term Loan Commitments or Incremental Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes and/or Incremental Term Loan Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Commitment or Term Loans and/or the Incremental Term Loan Commitments or Incremental Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby."

      2.33.  Pricing Grid.  Schedule I to the Credit Agreement is hereby amended in its entirety and replaced with Schedule I attached to this Amendment No. 1, and each reference in the Credit Agreement to "Schedule I" or the "Pricing Grid" (or words of like import) shall be deemed to refer to Schedule I attached to this Amendment No. 1.

      2.34.  Form of Incremental Term Note.  A new Exhibit F-4 attached to this Amendment No. 1 is hereby added to the Credit Agreement.

      2.35.  Form of Incremental Term Loan Activation Notice.  A new Exhibit J attached to this Amendment No. 1 is hereby added to the Credit Agreement.

    Section 3.  Representations and Warranties.  Each of the Company and the Borrower represents and warrants to the Lenders that (a) after giving effect to the amendments set forth in Section 2 of this Amendment No. 1, no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties set forth in Section 3 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representations and warranties expressly relate to any earlier date, as of such earlier date), after giving effect to such amendments and as if each reference in said Section 3 to "this Agreement" included reference to this Amendment No. 1.

    Section 4.  Conditions Precedent.  As provided in Section 2 of this Amendment No. 1, the amendments to the Credit Agreement set forth in said Section 2 shall become effective as of the date hereof upon satisfaction of the following conditions precedent (the "Amendment Closing Date"):

      4.1.  Amendment No. 1.  The Administrative Agent shall have received (a) one or more counterparts of this Amendment No. 1, duly executed and delivered by the Company, the Borrower and the Required Lenders (or the Administrative Agent, with the written consent of the Required Lenders) and (b) an Amendment No. 1 Lender Addendum executed by each Lender which is increasing its Revolving Credit Commitment and/or agreeing to a Tranche A-1 Term Loan Commitment as of the Amendment No. 1 Effective Date, the Borrower and the Administrative Agent.

      4.2.  Documents.  The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

        (1)  Authorizations.  All authorizations and approvals referred to in Section 3.4 of the Credit Agreement (as amended hereby) shall have been obtained and be in full force and effect.

        (2)  Opinions of Counsel.  The Administrative Agent shall have received an executed legal opinion dated the Amendment No. 1 Effective Date from (a) Latham & Watkins, counsel to the Company and its Subsidiaries and (b) the General Counsel of the Company, which opinions shall cover such matters incident to the transactions contemplated by this Amendment No. 1 as the Administrative Agent may reasonably require and shall be in form and substance satisfactory to the Administrative Agent.

        (3)  Fees and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Company or the Borrower under the Credit Agreement.

        (4)  Other Documents.  Receipt by the Administrative Agent of such other documents as the Administrative Agent or any Lender or Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent may reasonably request.

    Section 5.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

BIRCH TELECOM, INC.
By:	Name: Title:
BIRCH TELECOM FINANCE, INC.
By:	Name: Title:
LENDERS
LEHMAN COMMERCIAL PAPER INC, individually, as Swingline Lender and as Administrative Agent
By:	Name: Title:

SHEDULE I

PRICING GRID
(for Revolving Credit Facility and Term Loan Facility)

Total Leverage Ratio		Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
>	8.0 to 1 (or negative EBITDA)	4.00%	2.75%
>	7.0 to 1	3.75%	2.50%
>	6.0 to 1	3.50%	2.25%
>	5.0 to 1	3.25%	2.00%
less than or equal to 5.0 to 1		3.00%	1.75%

EXHIBIT F-4

[FORM OF INCREMENTAL TERM NOTE]

    THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York

     FOR VALUE RECEIVED, the undersigned, BIRCH TELECOM FINANCE, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), hereby unconditionally promises to pay to            (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)             ($      ) or, if less, (b) the unpaid principal amount of all Incremental Term Loans made by the Lender pursuant to Section 2.25 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.25 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.25 of the Credit Agreement.

    The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Incremental Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Incremental Term Loan.

    This Note (a) is one of the Incremental Term Notes referred to in the Credit Agreement dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BIRCH TELECOM, INC., the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

    Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

    All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.6 OF THE CREDIT AGREEMENT.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

BIRCH TELECOM FINANCE, INC.
By:	Name: Title:

2

Schedule A
to Incremental Term Note

LOANS, CONVERSIONS AND REPAYMENT OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B
to Incremental Term Note

LOANS, CONVERSIONS AND REPAYMENT OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT J

[FORM OF INCREMENTAL TERM LOAN ACTIVATION NOTICE]

To:  Lehman Commercial Paper Inc.,
as Administrative Agent under the Credit Agreement
referred to below

    Reference is hereby made to the Credit Agreement, dated as of February 2, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BIRCH TELECOM, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Company"), BIRCH TELECOM FINANCE, INC., a corporation duly organized and validly existing under the law of the State of Delaware (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not defined herein are used herein as defined therein.

    This notice is an Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Borrower and the Lender signatory hereto (the "Incremental Term Loan Lender") hereby notify you that:

  1.
  The Incremental Term Loan Activation Date is            .

  2.
  The Incremental Term Loan Commitment of the Incremental Term Loan Lender is set forth opposite the Incremental Term Loan Lender's name on the signature pages hereof under the caption "Incremental Term Loan Commitment".

    The Incremental Term Loan Lender and the Borrower hereby agree that (a) the rate of commitment fee payable by the Borrower to the Incremental Term Loan Lender under Section 2.25 of the Credit Agreement on the average daily unused amount of the Incremental Term Loan Lender's Incremental Term Loan Commitment shall be              , (b) the Applicable Margin for Incremental Term Loans shall be             , (c) the Incremental Term Loan Commitment of the Incremental Term Loan Lender shall terminate on [specify date (not to be later than the Incremental Term Loan Commitment Termination Date)], (d) principal installments of the Incremental Term Loans shall be payable as follows: [            ] and (e) the final maturity date of the Incremental Term Loan is             .

BIRCH TELECOM FINANCE, INC.
By Name: Title:
Incremental Term Loan Commitment	[NAME OF INCREMENTAL TERM LOAN LENDER]
$
By Name: Title:
CONSENTED TO:
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By
Name:
Title:

2

QuickLinks

EXHIBIT 10.40
Execution copy
AMENDMENT NO. 1
PRICING GRID (for Revolving Credit Facility and Term Loan Facility)
EXHIBIT F-4
[FORM OF INCREMENTAL TERM NOTE]